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Coast Business Credit
Loan and Security Agreement
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                                 Exhibit 10.9

                             TELEMARKETING AGREEMENT

         This TELEMARKETING AGREEMENT (Agreement") is made and entered into effective as of the 1st day of January, 1999, by and among U.S. Protel, Inc., a Minnesota corporation ("Protel") with its principal offices at 1144 Larpenteur, Roseville, Minnesota 55113, and Web Valley, Inc., a Minnesota corporation formerly known as Profile National Business Directory, Inc. ("Web Valley") with its principal offices at 1011 First Street South, Suite 370, Hopkins, MN 55343.

                                    RECITALS

         Web Valley desires to engage Protel to provide telemarketing services, and Protel is willing to sell and provide such services to Web Valley, upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

         1. Services Provided. As of the date hereof, subject to the terms and provisions of this Agreement, Protel will telemarket small businesses and sell Web page advertising, Internet Service Provider ("ISP") access and e-mail services ("Services). Protel agrees to submit its sales records for verification, and acknowledges that Web Valley has the right in its absolute discretion to determine whether to accept a sale of Services by Protel. Upon acceptance by WebValley, such sale becomes part of "Verified Sales." Protel agrees to make from 500 to 1,000 Verified Sales of WebValley's Services per day.

         2. Payment for Verified Sales. WebValley will pay Protel at the rate of $22.50 per Verified Sale ("Commission"), or such other rate as is agreed to between the parties. WebValley will pay Prowl its Commission weekly on Friday for Verified Sales made the preceding week; that is, for Verified Sales made Monday through Friday, payment will be made the following Friday.

         3. Term and Termination. This Agreement will terminate as of the end of business on December 31, 1999, and WebValley will be obligated to pay Protel for Verified Sales made though that day; provided however, that this Agreement will automatically renew for additional one year terms ending on December 31 of subsequent years if neither party notifies the other in writing on or before November 30 that it is terminating the Agreement as of the next succeeding December 31. The rate of Commission for any renewal term is to be determined by mutual agreement. Either party may terminate this Agreement for breach of the Agreement after giving the other party thirty (30) days written notice.

         4. General Provisions. Each of the parties shall pay its own expenses incurred in the preparation and negotiation of this Agreement. No party may assign this Agreement without the other party's prior written consent. No amendment to this Agreement or waiver of the rights or obligations-of any party shall be effective unless in writing signed by all the parties. This

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Coast Business Credit
Loan and Security Agreement
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Agreement is governed by the laws of the State of Minnesota. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Any notices, consents or other communications pursuant to this Agreement must be in writing and delivered by mail, courier or facsimile (with written confirmation of receipt) to the address of the recipient party shown at the preamble to this Agreement (or to such other address provided by such notice). This Agreement contains the entire agreement and understanding of the parties concerning the subject matter of this Agreement. This Agreement may be signed by facsimile and in counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 U.S. PROTEL, Inc.


                                 By    /s/ Blaine C. Christofferson
                                    -----------------------------------------
                                   Blaine C. Christofferson
                                   Its Chief Executive Officer


                                 WEBVALLEY, INC.


                                 By    /s/ Satya P. Garg
                                    -----------------------------------------
                                    Satya P. Garg
                                    Its President


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